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                                   EXHIBIT 11
                             TO REPORT ON FORM 10-Q
                      FOR THE PERIOD ENDED MARCH 31, 1995
                     FIRST OF MICHIGAN CAPITAL CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                FOR THE THREE MONTHS ENDED
                                                                --------------------------

                                                      MARCH 31, 1995                  MARCH 25, 1994
                                                      --------------                  --------------

                                             PRIMARY            FULLY DILUTED       PRIMARY       FULLY DILUTED
                                             --------          --------------      --------      --------------
Weighted average shares
outstanding:
    Common shares                          2,831,196             2,831,196        2,891,759        2,891,759
    Dilutive shares available
    under stock options                       20,231                20,066           66,095           76,364

Weighted average common shares
    and common stock equivalents          ----------            ----------        ---------        ---------
    outstanding                            2,851,427             2,851,262        2,957,854        2,968,123
                                          ==========            ==========        =========        =========

Net earnings applicable to
    common shares                         $  (38,720)           $  (38,720)       $ 113,832        $ 113,832
                                          ==========            ==========        =========        =========

Earnings per share                            $ (.02)              $  (.02)           $.04             $.04
                                          ==========            ==========        =========        =========




                                                                  FOR THE SIX MONTHS ENDED
                                                                  ------------------------

                                                       MARCH 31, 1995                   MARCH 25, 1994
                                                       --------------                   --------------

                                             PRIMARY            FULLY DILUTED       PRIMARY       FULLY DILUTED
                                            ---------          --------------      ---------     ---------------
Weighted average shares
outstanding:
    Common shares                          2,849,419             2,849,419        2,891,833        2,891,833
    Dilutive shares available
    under stock options                       40,130                39,159           61,602           66,342

Weighted average common shares
    and common stock equivalents           ---------            ----------       ----------       ----------
    outstanding                            2,889,549             2,888,578        2,953,435        2,958,175
                                           =========            ==========       ==========       ==========

Net earnings applicable to
    common shares                          $ 327,953            $  327,953       $1,172,065       $1,172,065
                                           =========            ==========       ==========       ==========

Earnings per share                              $.11                  $.11             $.40             $.40
                                           =========            ==========       ==========       ==========